UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 28, 2016
Date of Report (Date of earliest event reported)

CLOUDWEB, INC.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dept. Office 12a Greenhill Street Stratford Upon Avon Warwickshire, United Kingdom	CV376LF
(Address of principal executive offices)	(Postal Code)

+44 20 8050 2379

                                Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 3, 2016, Cloudweb Inc. (the “Company”) prepared and filed a Form 8-K with the Securities and Exchange Commission regarding the acquisition of  the acquisition of 100% of the issued and outstanding equity interests of Data Cloud from Liao Zhi De pursuant to a written Share Exchange Agreement.  As a result of the completion of this acquisition, 2,500,000 shares of Cloudweb’s common stock were issued to Liao Zhi De and Mr. Lioa became the sole executive officer and sole member of the Board of Directors of Cloudweb amd the beneficial holder of approximately 81% of Cloudweb’s issued and outstanding shares of common stock.

Data Cloud is the owner of 100% of the issued and outstanding equity interests of Web Hosting Solutions Ltd., a United Kingdom company (“WHS”).

This Form 8-K/A, Amendment No. 1, is being filed to include the audited financial statements of WHS and pro forma financial statements of Cloudweb showing the effects of the acquisition of Data Cloud as if the transaction had occurred on September 30, 2015.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

The audited financial statements of Web Hosting Solutions Limited as of March 31, 2015 and 2014 are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

The unaudited financial statements of Web Hosting Solutions Limited as of September 30, 2015 and 2014 are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited Pro Forma Consolidated Balance Sheet of Cloudweb as of September 30, 2015 and the unaudited Consolidated Statement of Operations of Cloudweb for the period ended September 30, 2015 that give effect to the acquisition of Data Cloud are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(c)	Exhibits.

N/A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUDWEB, INC.

DATE: April 8, 2016

By:/s/ Zhi De Liao
Name: Zhi De Liao
Title: Chief Executive Officer